UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA SHENGDA PACKAGING GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	26-1559574
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 2 Beitang Road Xiaoshan Economic and Technological Development Zone Hangzhou, Zhejiang Province People’s Republic of China	311215
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-168370.

Securities to be registered pursuant to Section 12(g) of the Act:   N/A

Explanatory Note

We are filing this amendment to our Form 8-A12B filed with the Securities and Exchange Commission on December 6, 2010, at the request of the NASDAQ Stock Market LLC, solely to correct the “Name of each exchange on which each class is to be registered” appearing on the cover page thereof from “The NASDAQ Global Market” to “The NASDAQ Stock Market LLC.”

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”), of China Shengda Packaging Group Inc. (the “Registrant”) to be registered hereby is included under the section entitled “Description of Securities” in the prospectus dated on or about December 8, 2010 included in the Registrant’s registration statement on Form S-1, as amended (No. 333-168370), as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus”), which is incorporated herein by reference.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on The NASDAQ Global Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA SHENGDA PACKAGING GROUP INC.

By:	/s/ Daliang Teng
Name:	Daliang Teng
Title:	Chief Executive Officer

Dated:  December 6, 2010